UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 21, 2026, Olema Pharmaceuticals, Inc. (the “Company”) issued a press release announcing preliminary clinical data from its Phase 1 study of OP-3136, a potent lysine acetyltransferase 6 (KAT6) inhibitor. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

As described above, on May 21, 2026, the Company announced preliminary clinical data from its Phase 1 study of OP-3136. The Phase 1 study evaluates dose escalation followed by dose expansion of OP-3136 in patients with estrogen receptor-positive, human epidermal growth factor receptor 2-negative (ER+/HER2-) advanced breast cancer (ABC), metastatic castration-resistant prostate cancer (mCRPC), and metastatic non-small cell lung cancer (mNSCLC). In Part 1A, OP-3136 monotherapy was administered orally once daily in 28-day cycles across dose levels from 2-45 mg. As of the March 2, 2026 data cut-off, 32 heavily pretreated patients who became resistant or intolerant to standard of care treatments were enrolled in this cohort. The data will be presented in a poster presentation at the American Society of Clinical Oncology Annual Meeting on May 30, 2026 in Chicago, Illinois.

Key Findings

Safety and Tolerability

•
OP-3136 monotherapy was well-tolerated with no dose-limiting toxicities observed across the evaluated daily dose range up to 45 mg per day orally.
•
Most treatment-related adverse events (TRAEs) were grade 1 or 2; no grade 4 or 5 TRAEs were observed. TRAEs were manageable with dose modifications; no treatment discontinuations occurred due to TRAEs.
•
The most common TRAEs were dysgeusia (81% any grade; 56% grade 1, 25% grade 2), anemia (38% any grade; 6% grade 3), and neutropenia (34% any grade; 28% grade 3).

Efficacy and Target Engagement

•
Among 19 response-evaluable patients across dose levels and tumor types, tumor shrinkage was observed in 13 patients; partial responses were observed in 3 patients with measurable disease, with 2 confirmed PRs and 1 unconfirmed PR.
•
The longest duration of treatment is 62 weeks.
•
11 patients remain on treatment, including 9 with ABC and 2 with mCRPC.
•
Across all doses tested, OP-3136 demonstrated rapid, sustained, and significant reduction in levels of lysine 23 of histone H3, a direct target of KAT6, consistent with on-target KAT6 inhibition.

Pharmacokinetics

•
OP-3136 exhibited predictable, dose-proportional plasma exposure across all doses tested.
•
At doses of 6 mg and above, steady-state concentrations exceeded efficacy targets based on preclinical models.

The Company will also present a trial-in-progress poster for the Phase 3 OPERA-02 trial of palazestrant in combination with ribociclib in frontline ER+/HER2- metastatic breast cancer.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K, including the exhibit furnished herewith, regarding matters that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “anticipate,” “believe,” “could,” “expect,” “goal,” “may,” “plan,” “potential,” “seek,” “upcoming,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements include those related to the potential beneficial characteristics including but not limited to safety, tolerability, activity, efficacy and therapeutic effects of OP-3136; and the continued development and advancement of OP-3136. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this Current Report on Form 8-K, including the exhibits furnished herewith. These forward-looking statements are subject to risks and uncertainties, including, without limitation, those discussed in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, and other filings and reports that the Company makes from time to time with the U.S. Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update these forward-looking statements, including in the event that actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 21, 2026, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Olema Pharmaceuticals, Inc.

Date:	May 21, 2026	By:	/s/ Sean Bohen, M.D., Ph.D.
Sean Bohen, M.D., Ph.D. President and Chief Executive Officer